                                  EXHIBIT 11.1


                           PHOENIX TECHNOLOGIES LTD.

                       COMPUTATION OF EARNINGS PER SHARE
                           PRIMARY EARNINGS PER SHARE
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                                                                    Three Months Ended             Six Months Ended
                                                                    ------------------             ----------------
                                                                         March 31,                     March 31,
                                                                         ---------                     ---------
                                                                    1995            1994          1995            1994
                                                                   ------          ------        ------          ------
Income (loss) from continuing operations                         $1,738,000     $ (398,000)    $3,307,000    $ 1,150,000

Loss from discontinued operations                                        --       (648,000)            --       (976,000)
                                                                -----------  -------------    -----------    -----------
Net income (loss)                                                $1,738,000   $( 1,046,000)    $3,307,000      $ 174,000
                                                                -----------  -------------    -----------    -----------
                                                                -----------  -------------    -----------    -----------

Weighted average number of common
 shares outstanding                                              13,496,000     13,152,000     13,436,000     13,097,000

Weighted average number of common
 equivalent shares (1)                                            1,402,000             --      1,371,000        914,000
                                                                -----------  -------------    -----------    -----------

Weighted average number of common and
 common equivalent shares outstanding                            14,898,000     13,152,000     14,807,000     14,011,000
                                                                -----------  -------------    -----------    -----------
                                                                -----------  -------------    -----------    -----------

Primary earnings per share: (1)

 Continuing operations                                               $ 0.12        $ (0.03)        $ 0.22         $ 0.08
 Discontinued operations                                             $ 0.00          (0.05)        $ 0.00          (0.07)
                                                                -----------  -------------    -----------    -----------

Net income                                                           $ 0.12        $ (0.08)        $ 0.22         $ 0.01
                                                                -----------  -------------    -----------    -----------
                                                                -----------  -------------    -----------    -----------

_________________

(1) In a loss period, the loss per share is computed using only the weighted average number of common shares outstanding, as the effect of common equivalent shares would be antidilutive.

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